UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 14, 2006
                                                        ------------------


                     INTEGRATED MANAGEMENT INFORMATION, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                    333-133634               43-1802805
 --------------------------          -------------          ------------------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                    file number)        Identification Number)


                221 Wilcox, Suite A, Castle Rock, Colorado 80104
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                  303-895-3002
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
        -----------------------------------------------------------------
         (Former name and former address, if changed since last report)





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Item 7.01         Regulation FD Disclosure

On Tuesday, November 14, 2006, the Company held a Webcast reporting on the Company's third quarter results and to announce that the Company's shares would begin trading on Wednesday, November 15, 2006 under the symbol "IMNG". A text of the webcast is attached as an Exhibit.

Item 9.01         Financial Statements and Exhibits

         (c) 99.1 Transcript of Webcast dated November 14, 2006


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Integrated Management Information, Inc. (IMI Global)
2006 3rd Quarter Conference Call Script
Call date: Tuesday, November 14, 2006
Call time: 2:15 p.m. Mountain

Jay Pfeiffer
Good afternoon and welcome to IMI Global's third quarter earnings call. I'm Jay Pfeiffer of Pfeiffer High Investor Relations. I have been retained by IMI Global to assist the Company with its investor relations requirements. My role is to help the Company build professional investor communications processes and to help raise awareness for the Company in the investment community. Today, John Saunders, CEO, and Mark McGregor, CFO, will deliver prepared remarks and then open the call to questions. Immediately prior to the Q&A portion of the call, the operator will provide you with instructions on how to ask questions, so please listen carefully.

As part of each conference call, IMI, like other public companies, is required to read Forward Looking Statements language. This is a fair amount of legalese, so bear with me while I move through this.

Certain statements during this conference call will constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the private securities litigation reform act of 1995. The words "forecast," "estimate," "plan," "anticipate" "project," "intend," "expect," "should," "would," "believe," "bodes well," and similar expressions and all statements that are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from future results, performance (financial or operating), or achievements expressed or implied by forward-looking statements. For more details, please refer to our third quarter news release issued today and to the Risk Factors in our SEC filings.

I will now turn the call over to Mark McGregor, chief financial officer of IMI Global. Mark...

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

Mark McGregor
Thank you, Jay. Good afternoon everyone. As this is our first investor conference call and I know John Saunders has a lot of extra topics to cover today, I'm going to step through our third quarter financial results as quickly as possible. Keep in mind that I will be rounding up our numbers. As Jay mentioned, I will be available to answer any specific questions you may have later on in the Q&A portion of this call.

In the unlikely event that you have not seen our third quarter news release issued this morning, I can tell you that IMI Global reported strong third quarter and year to date results. Third quarter revenue increased 85% to $419,000 from $226,000 in the same quarter last year. All three of our primary revenue streams contributed to that growth. Those revenue streams are USVerified verification and identification services, advertising from our CattleNetwork.com web site, and product sales from our direct sales team and from our CattleStore.com ecommerce site. Again, demand was up in all three areas.

Gross profit in the third quarter increased 58% to $173,000 from $109,000. The main drivers were USVerified and CattleNetwork.com. We had a 51% increase in selling, general and administrative expense in the third quarter - to $570,000 from $378,000. Our S,G&A expense included $31,000 in non-cash charges related to FAS 123R share-based compensation expense. The overall higher expense base was expected as the Company continued to invest aggressively, primarily in personnel, as we gear up to support current and future growth. In addition, our "going public" activities resulted in a significant increase in legal and accounting costs - which grew from $10,000 to $70,000 for the comparative third quarters. Our net loss for the third quarter was $401,000, or $0.02 per share, versus a net loss of $272,000, or $0.01 per share, in the third quarter last year.

Revenue for the nine months year to date period increased 94% to nearly $1.1 million from $557,000 in the same period last year. Once again we had growth in all three revenue streams. In addition, we enjoyed a full nine months of contribution from our Internet operations versus 4 1/2 months in the same period last year. By Internet operations I'm referring to CattleNetwork.com and CattleStore.com, both of which were acquired in May of 2005.

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

Gross profit through nine months increased 107% to $531,000 from $256,000 in the same period last year. Again, USVerified and CattleNetwork.com were responsible for driving margins. S,G&A expense increased 58% to $1.6 million from $1.0 million, again reflecting accelerated investments to enhance and expand our solutions offerings and to position the Company for current and anticipated growth. Legal and accounting costs related primarily to "going public" activities grew from $63,000 to $213,000 for the comparative nine-month periods. Non-cash, share-based compensation costs grew to $183,000 from $30,000 a year ago. We reported a net loss through nine months of $1.l million, or $0.06 per share, versus a net loss of $814,000, or $0.04 per share, in the same period a year ago.

With that I'll turn the call over to John Saunders.  John...

John Saunders
Good afternoon. I'm John Saunders, founder and chief executive officer of IMI Global. I, too, want to welcome all of you to the call today. I am personally acquainted with many of you. I know that many of you participated in one of our private placements and I hope are as excited as we are about where IMI Global finds itself today - a leading provider of verification and Internet solutions for the livestock/agricultural community; a Company that has only just begun to grow toward its full potential.

Tomorrow, November 15, shares of IMI Global will begin trading on the OTC Bulletin Board. Our trading symbol will be INMG. If you haven't already done so, please take a moment to jot down that symbol - INMG.

Our process of "going public" was somewhat unorthodox in that we didn't do a traditional initial public offering, or IPO. In our case we raised funding from a group of private investors and then registered those shares on Form SB-2. The biggest difference between an IPO and the approach we took is that we don't have the built-in following in the investment community that companies who do IPOs have. Otherwise, for all intents and purposes, we will function as any other public company.

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

Today I'm going to give you a brief overview of the Company and talk about our strategy for building IMI Global from a successful small company to a successful large company. Before I get to that, however, I want to address a couple of housekeeping issues.

First, our name. We do business as IMI Global. That's the name that our investors, customers, suppliers and industry business partners know us by. Our formal name, however, is Integrated Management Information, Inc. When you look up our company on the Internet, you will likely have to search under Integrated Management Information. For example, if you do a stock symbol search on a financial web site or look for our SEC filings on www.sec.gov, you will have to search under Integrated Management Information. Of course, your best bet is going to our web site at www.imiglobal.com, which has all kinds of resources to keep you informed about our company. We may look at changing our formal name to IMI Global down the road to simplify things, but right now we're Integrated Management Information doing business as IMI Global.

Another topic that's probably on everyone's mind is your stock certificates. If you are currently a stockholder then you received a certificate that has a restrictive legend on it. A few days ago we sent all of you a letter explaining the steps you have to take to exchange your current certificate for a free-trading certificate. If you didn't get that letter, then you can go to our web site at www.imiglobal.com, click the "Investors" tab on the home page, then click the "Shareholder Info" tab, where you'll find a copy of the letter.

Of course we hope you'll continue to be shareholders for a long time as we work to achieve our objectives for revenue growth and profitability. We expect to commence trading tomorrow at a valuation that we believe leaves plenty of room for upside as we grow the business. Our pledge to you is that we will run a tight ship, continuously building value for our customers and thereby building shareholder value for our investors. IMI is a small company right now, but we are well regarded in the industry, we are growing rapidly, and we have a great head start on our ultimate objective of dominating our space.

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

Finally, we want to reiterate that we have retained the services of Pfeiffer High Investor Relations, Inc. of Denver, Colorado. Pfeiffer High has been providing investor relations services to public companies for nearly 25 years. Jay Pfeiffer has extensive experience helping emerging growth companies like IMI Global to communicate their message to investors, brokers, analysts, portfolio managers and the financial press. One of his primary assignments with IMI Global will be to help us build a following among these audiences so that as our results improve there will be enough people familiar with our story to take an interest. Because we went public without going the traditional IPO route, which brings with it a lot of participation from brokerage firms, his services will be particularly valuable moving forward.

Now let me tell you a little bit about IMI Global...

As I said earlier, we're a small company but we've come a long way over the past couple of years and believe we have a terrific growth opportunity in a high growth industry.

Our flagship solution offering, and currently our leading revenue driver, falls under the umbrella of USVerified. Boiled down to its simplest terms, USVerified provides cattle ranchers, feed yards and meatpackers with valuable verification and identification services that help do three things: One, reassure consumers that the meat products they are purchasing are wholesome; two, help support claims of meat producers; and, three, give cattle producers access to potentially lucrative markets driven by verification demand. Verification of claims was recently key to re-opening important export markets such as Japan and South Korea after the discovery of Mad Cow Disease in the United States in December of 2003. Today, our patent-pending USVerified solutions are used by nearly 1,500 cattle ranchers out of a total addressable market of more than 800,000, 100 of the 300 largest feed yards, and three of the top meat packers. We are very well established in the marketplace with a growing list of loyal customers, and at the same time we have tremendous potential to grow in what is a largely untapped space.

Our second solution offering is CattleNetwork.com, which we believe to be THE leading news and information source for the cattle industry that generates advertising revenue from a growing number of companies such as Merial, Elanco, and RaboBank. CattleNetwork.com is experiencing strong growth in visitors, page views, hits, and visit duration. The site has reported 206,000 hits per day through the first nine months of 2006 as compared with 96,000 hits per day in 2005. We have now had more than 1 million unique visitors to the site.

Our third revenue stream is product sales. We have two sales channels - direct and CattleStore.com. Our direct sales focus primarily on livestock identification ear tags that are sold in connection with our USVerified offerings. Tag sales in Q3 increased to $90,000 from $22,000 in the same quarter a year ago. For the record, fall is a heavy calf tagging season, so sales in Q3 are usually strong. Our other sales channel is CattleStore.com, our ecommerce site that offers livestock products, including animal identification, medical equipment and veterinarian supplies. We are steadily adding products to the site and believe that it will eventually be a strong revenue contributor due to growing consumer preferences for online shopping. CattleStore.com is based on a drop ship model, which means we carry NO inventory. Instead, orders we receive online are routed directly to distributors, who in turn ship the product to our customer.

So, where do we go from here?

As I said earlier, I believe we are just beginning to scratch the surface of our potential. We have a solid growth strategy for all three of our revenue components. So without giving away too much competitive information, I'd like to share with you some highlights of that strategy.

USVerified addresses a critical aspect of the beef industry. You just cannot overemphasize the importance of reassuring consumers that the products they are purchasing meet their expectations and live up to the claims of the companies marketing them. In addition to the mad cow situation, in recent years we've seen consumers put on edge by Bird Flu and more recent news regarding E-coli. My point is that the production practices used and the safety of food products is a front-of-mind issue for consumers. USVerified has benefited from consumer uncertainty and expects to continue to do so for years to come as it provides third party authenticity management. To date, the vast majority of our USVerified business is focused domestically.

Internationally, the market is even larger. On July 21 of this year, Japan re-lifted its import ban on US beef. This was an important event for IMI Global as it once again began driving large and progressive beef producers to USVerified. Similarly, South Korea, the second largest importer of US beef, also has re-opened its borders but, like Japan, is proceeding very cautiously with a sharp focus on claims verification. And finally, this summer IMI Global was certified by the USDA as the first approved umbrella program for the European Union. The EU is an expanding, high growth market for US beef producers and IMI stands to benefit from this program.

As good as our growth opportunity is for USVerified, the opportunities may be even better for our Internet solutions. The growth and popularity of CattleNetwork.com has been a very pleasant surprise. We knew there was potential there when we acquired the site last year, but it has really performed beyond our expectations. With the heavy traffic that we're experiencing on the site, we've been able to grow our advertising revenue and attract larger and more influential advertisers. Of course, there are the obvious cross marketing opportunites with CattleStore.com, which shares roughly the same demographic as CattleNetwork.com. Moving forward, we believe we can leverage the CattleNetwork.com model to build similar sites in other areas of livestock and agriculture. Two such new initiatives planned for 2007 launch are AgNetwork.com, which will provide news and market information covering all livestock industries and commodities throughout the world; and AgTraderIndex, the newest and most comprehensive fundamental trading tool for producers, feedyards, packers and commodities brokers. Anyone who followed the dot-com phenomenon knows that the surviving companies - the web sites with heavy traffic flow that provide valuable products and/or services to consumers -- can be very valuable assets, so we think we have something pretty special in CattleNetwork.com and our plans for additional sites.

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The product sales component of our revenue mix - primarily CattleStore.com - is sort of the wild card for us. We know we'll continue to sell ear tags, but that's generally low margin business and more of a required complement to our verification services. If we're going to grow product sales and drive meaningful margins, it's really CattleStore.com that's going to do it for us. Right now we have hundreds of products available for purchase on the site. The challenge is driving traffic to the site and building sales, and we think we can do that through a variety of means. One obvious approach is leveraging and diverting the traffic flow from CattleNetwork.com to CattleStore.com. We think that many of the people who are browsing CattleNetwork are likely the same people making purchasing decisions for their operations, whether its ranching or feeding.

The rationale for our acquisitions of CattleNetwork and CattleStore was to add complementary products and services to our portfolio and build a position as THE one-stop-shop for all things cattle. We are well on our way to doing that. We think our growth opportunities are substantial.

The commencement of trading tomorrow is a major milestone for IMI Global and the many private investors who have supported the Company's growth over the past few years. Our transition to publicly held status should enhance our ability to execute our growth strategy and continue building value for all shareholders. For one thing, as a public company we think we'll have better access to growth capital. In addition, we'll have currency to pursue a contemplated M&A strategy. On the subject of growth capital, we are currently in the process of raising additional capital, which will strengthen our balance sheet and give us cash to grow into 2007. Moving forward, we intend to be very careful and dilution sensitive in issuing additional shares.

In closing, we are very excited about our growth prospects and look forward to expanding on the successes we have achieved in building a diversified portfolio of products and services. Thank you again for your participation in IMI Global.

Before I open the call for questions, I want to make a final point on the issue of guidance or projections. For the time being we do not plan on providing specific financial guidance and timetables on revenue growth or profitability. What I will tell you is that we understand the importance of improving our bottom line and transitioning to profitability.

                                       10
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Operator, you may now open the call to questions...


John, when the questions are finished, the operator will turn the call back over to you. Following is what you might say:

John
Well, I want to thank you all again for your attendance on the call today. Your management team is working diligently to pursue tremendous growth opportunities, so conference calls are really going to be our best means of communicating with investors from this point on. We'll be doing a conference call at least four times a year in connection with our quarterly and year-end financial results. In the meantime, please keep an eye on our web site for breaking news and developments. Goodbye.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                            INTEGRATED MANAGEMENT INFORMATION,INC.

Dated: November 17, 2006
                            By: /s/ John Saunders
                              -----------------------
                               John Saunders
                               President